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     As filed with the Securities and Exchange Commission on June 29, 2000

                                                      Registration No. 333-69355
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                   UBID, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                           33-0775328
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

8550 W. BRYN MAWR AVENUE, SUITE 200, CHICAGO, ILLINOIS               60631
      (Address of Principal Executive Offices)                    (Zip Code)


                      UBID, INC. 1998 STOCK INCENTIVE PLAN

      STOCK OPTION AGREEMENT DATED DECEMBER 4, 1998 BETWEEN UBID, INC. AND
                               BRIAN A. WILLIAMS
                           (Full Title of the Plans)


                                GREGORY K. JONES
                            CHIEF EXECUTIVE OFFICER
                                   UBID, INC.
                      8550 W. BRYN MAWR AVENUE, SUITE 200
                            CHICAGO, ILLINOIS 60631
                    (Name and Address of Agent for Service)

                                 (773) 272-5000
         (Telephone Number, Including Area Code, of Agent for Service)


                                    Copy to:

                           WILLIAM WILLIAMS II, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                   CMGI, INC.
                             100 BRICKSTONE SQUARE
                          ANDOVER, MASSACHUSETTS 01810
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                                EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-8, as amended, (File No. 333-69355) (the "Registration Statement"), uBid, Inc. (the "Registrant") registered shares of its common stock, $.001 par value per share (the "Registrant Common Stock"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to (i) the uBid, Inc. 1998 Stock Incentive Plan and
(ii) the Stock Option Agreement dated December 4, 1998 by and between the Registrant and Brian A. Williams (collectively, the "Plans"). On April 28, 2000, the Registrant merged with a wholly owned subsidiary of CMGI, Inc. Therefore, pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 2 to the Registration Statements is being filed for the purpose of deregistering all shares of Registrant Common Stock which remain unissued under the respective Plans.
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                                   SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 29, 2000.

                                            UBID, INC.



                                            By /s/ William Williams II
                                               -----------------------
                                               William Williams II
                                               Secretary